UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 15, 2000

Nissan Auto Receivables Corporation
on behalf of Nissan Auto Receivables 2000-B Owner Trust

(Exact name of registrant as specified in its charter)

Delaware	333-82763	33-0479655
(State or other Jurisdiction of incorporation)	(Commission Registration Number)	(I.R.S. Employer Identification Number)

990 WEST 190TH STREET
TORRANCE, CALIFORNIA 90502

___________________________________

(Address of principal executive office)
Registrant's telephone number, including area code: (310) 719-8013

Exhibit Index is on Page 4

Item 5.	Other Events.

On November 15, 2000, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of June 21, 2000 (the "Agreement"), among Nissan Auto Receivables 2000-B Owner Trust, as Issuer, Nissan Auto Receivables Corporation, as Seller, and Nissan Motor Acceptance Corporation, as Servicer, were distributed to the holders of notes ("Noteholders") issued by Nissan Auto Receivables 2000-B Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustee (as defined in the Agreement) for the benefit of the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7(c).	Exhibits.
The exhibit number corresponds with Item 601(a) of Regulation S-K.

	Exhibit No.	Description
	99.1	Servicer's Certificate for the month of October 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES CORPORATION

By:
	Name: Title:	Kazuhiko Kazama Assistant Treasurer

November 28, 2000

EXHIBIT INDEX
Exhibit No.	Description	Sequentially Numbered Page
99.1	Servicer's Certificate for the month of October 2000	5

Nissan Auto Receivables 2000-B Servicer's Certificate for the month of October 2000	Exhibit 99.1

Collection Period	October-00	30/360 Days	30
Distribution Date	15-Nov-00	Actual/360 Days	30

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		962,575,953.38	856,661,293.30	829,446,269.87	0.862
Total Securities		962,575,953.38	856,661,293.30	829,446,269.87	0.862
Class A-1 Notes	6.83125%	225,000,000.00	119,085,339.92	91,870,316.49	0.408
Class A-2 Notes	7.15000%	286,750,000.00	286,750,000.00	286,750,000.00	1.000
Class A-3 Notes	7.25000%	288,000,000.00	288,000,000.00	288,000,000.00	1.000
Class A-4 Notes	7.27000%	81,000,000.00	81,000,000.00	81,000,000.00	1.000
Certificates	0.00000%	81,825,953.38	81,825,953.38	81,825,953.38	1.000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	27,215,023.43	677,918.11	120.9556597	3.0129694
Class A-2 Notes	0.00	1,708,552.08	-	5.9583333
Class A-3 Notes	0.00	1,740,000.00	-	6.0416667
Class A-4 Notes	0.00	490,725.00	-	6.0583333
Certificates	0.00	0.00	-	-
Total Securities	27,215,023.43	4,617,195.19

I. COLLECTIONS

Interest:

Interest Collections	3,704,516.86
Repurchased Loan Proceeds Related to Interest	0.00
Total Interest Collections	3,704,516.86

Principal:
Principal Collections	26,904,533.43
Repurchased Loan Proceeds Related to Principal	0.00
Total Principal Collections	26,904,533.43

Recoveries of Defaulted Receivables	77,568.34
Investment Earnings on Yield Supplement Account	285,295.86
Release from the Yield Supplement Account	3,288,310.23
Servicer Advances	0.00

Total Collections	34,260,224.72

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	61,556	856,661,293.30
Total Principal Collections		26,904,533.43
Principal Amount of Gross Losses		310,490.00
Pool Balance - End of Period	60,913	829,446,269.87

III. DISTRIBUTIONS
Total Collections	34,260,224.72
Reserve Account Draw	0.00
Total Available for Distribution	34,260,224.72

1. Reimbursement of Advance	0.00
2. Servicing Fee:
Servicing Fee Due	713,884.41
Servicing Fee Paid	Weighted Average Coupon	5.04%
Weighted Average Remaining Maturity	44.44
Principal Recoveries of Defaulted Receivables	77,568.34
Principal on Defaulted Receivables	310,490.00
Pool Balance at Beginning of Collection Period	856,661,293.30
Net Loss Ratio	0.33%
Net Loss Ratio for Second Preceding Collection Period	0.25%
Net Loss Ratio for Preceding Collection Period	0.05%
Net Loss Ratio for Current Collection Period	0.33%
Average Net Loss Ratio	0.21%
Cumulative Net Losses for all Periods	535,910.57
Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	3,070,488.13	210
61-90 Days Delinquent	420,436.99	30
91-120 Days Delinquent	99,552.06	7
Total Delinquent Receivables:	3,590,477.18	247
60+ Days Delinquencies as Percentage of Receivables	0.06%	0.06%
Delinquency Ratio for Second Preceding Collection Period		0.03%
Delinquency Ratio for Preceding Collection Period		0.06%
Delinquency Ratio for Current Collection Period		0.06%
Average Delinquency Ratio		0.05%